Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2011 relating to the consolidated financial statements which appears in the Prospectus dated May 4, 2011 filed by RPX Corporation pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Registration Statement on Form S-1 (No. 333-171817).

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 4, 2011